UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2023

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

COMMISSION FILE NO. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

1150 Northbrook Drive, Suite 155

Trevose, PA 19053

(215) 333-9000

(Address of principal executive offices and telephone number)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LCI(1)	New York Stock Exchange(1)

(1) On April 19, 2023, Lannett Company, Inc. received a written notice from the New York Stock Exchange (the “NYSE”) notifying LCI that it would commence proceedings to delist our common stock and our common stock was suspended from trading. On April 20, 2023, our common stock began trading over-the-counter under the symbol “LCIN” and subsequently began trading under the symbol “LCINQ.” On May 4, 2023, the NYSE filed a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist our common stock from trading and to remove it from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting became effective 10 days after the filing of the Form 25. In accordance with Rule 12d2-2 of the Exchange Act, the de-registration of our common stock under Section 12(b) of the Exchange Act would become effective 90 days, or such shorter period as the SEC may determine, from the date of the Form 25 filing.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On June 16, 2023 (the “Effective Date”), Lannett Company, Inc. (“LCI”) and certain subsidiaries emerged from their chapter 11 restructuring process. Specifically, as previously disclosed, on May 2, 2023, LCI and certain of its subsidiaries (collectively, the “Debtors”), filed voluntary petitions (the “Chapter 11 Cases”) for reorganization under chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On May 2, 2023, the Debtors also filed a proposed joint prepackaged plan of reorganization [Docket No. 16] (as amended, supplemented, or modified, the “Plan”) and associated disclosure statement [Docket No. 17] (the “Disclosure Statement”) in the Bankruptcy Court. On June 5, 2023, the Debtors filed an amended Plan [Docket No. 220]. On June 8, 2023, the Bankruptcy Court entered the Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement for, and Confirming, the Amended Joint Prepackaged Chapter 11 Plan of Reorganization of Lannett Company, Inc. and its Debtor Affiliates, and (II) Granting Related Relief [Docket No. 243] (the “Confirmation Order”), which approved the Disclosure Statement and confirmed the Plan.

The Plan became effective on the Effective Date in accordance with its terms and the Debtors emerged from the Chapter 11 Cases. As part of the transactions undertaken pursuant to the Plan, the Debtors were reorganized and all of the shares of common stock of LCI outstanding immediately prior to the Effective Date, were cancelled, discharged and are now of no force and effect.

Item 1.01	Entry into a Material Definitive Agreement.

Takeback Exit Facility

On the Effective Date, the reorganized Debtors (the “Reorganized Debtors”) entered into that certain First Lien Credit and Guaranty Agreement, dated as of June 16, 2023 (the “Takeback Credit Agreement”), with the lenders party thereto and Alter Domus (US) LLC, as administrative agent and collateral agent, which governs a financing facility consisting of term loans (the “Term Loans”) in an aggregate principal amount of $60 million (the “Takeback Exit Facility”).

The Takeback Exit Facility matures June 16, 2030, the seventh anniversary of the Effective Date, accrues interest, payable in-kind, at a rate of 2%, and is secured by all assets of the Reorganized Debtors.

The Takeback Credit Agreement contains certain customary affirmative and negative covenants, representations and warranties and events of default (subject in certain cases to customary grace and cure periods), including an event of default in the event that (x) any judgment or judgments are rendered against any one or more of the Reorganized Debtors in an amount equal to or greater than $7.5 million in the aggregate or (y) any Reorganized Debtor fails to pay and discharge any obligation or liability timely when due in an amount equal to or greater than $5.0 million in the aggregate and such obligation or liability remains unpaid and past due for more than 90 days.

New Revolving Credit Facility

On the Effective Date, the Reorganized Debtors entered into that certain Credit and Guaranty Agreement, dated as of June 16, 2023 (the “New RCF Credit Agreement”), with the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent, which governs a revolving credit facility consisting of revolving commitments in an aggregate amount of $45.0 million (the “New RCF Facility” and the loans thereunder, the “Revolving Loans”). The proceeds of the Revolving Loans may be used (x) on the Effective Date to pay fees and expenses incurred in connection with the execution, delivery and performance by the Reorganized Debtors of the New RCF Credit Agreement and the borrowings contemplated thereby and other costs associated with emergence from the Chapter 11 Cases and (y) after the Effective Date for any purpose not prohibited by the New RCF Credit Agreement, including for working capital and general corporate purposes.

The New RCF Facility matures June 16, 2028, the fifth anniversary of the Effective Date, accrues interest at a rate of (x) Adjusted Term SOFR (as defined in the New RCF Credit Agreement) plus 2.50% or (y) Base Rate (as defined in the New RCF Credit Agreement) plus 1.50%, and is secured by all assets of the Reorganized Debtors.

The New RCF Credit Agreement contains certain customary affirmative and negative covenants, representations and warranties and events of default (subject in certain cases to customary grace and cure periods), including an event of default in the event that (x) any judgment or judgments are rendered against any one or more of the Reorganized Debtors in an amount equal to or greater than $7.5 million in the aggregate or (y) any Reorganized Debtor fails to pay and discharge any obligation or liability timely when due in an amount equal to or greater than $5.0 million in the aggregate and such obligation or liability remains unpaid and past due for more than 60 days.

Item 1.02	Termination of a Material Definitive Agreement.

Prepetition Indebtedness

Pursuant to the Plan, on the Effective Date, the obligations of the Debtors under (i) the indenture, dated as of September 27, 2019, between LCI and Wilmington Trust, National Association, as trustee; (ii) the indenture, dated as of April 22, 2021, as supplemented by the first supplemental indenture, dated as of April 22, 2021, by and among LCI, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee and note collateral agent; and (iii) the Second Lien Credit and Guaranty Agreement, dated as of April 22, 2021, by and among LCI, the other creditor parties party thereto, the lenders party thereto and Alter Domus (US) LLC, as administrative agent and collateral agent (as further amended), were cancelled.

Equity Interests

In accordance with the Plan, on the Effective Date, all shares of LCI’s common stock issued and outstanding immediately prior to the Effective Date, and any rights of any holder in respect thereof, were deemed cancelled, discharged and of no further force or effect.

Item 1.03	Bankruptcy or Receivership.

On June 16, 2023, the Debtors filed a Notice of (I) Entry of Order Approving the Disclosure Statement for, and Confirming the Debtors’ Amended Joint Prepackaged Chapter 11 Plan of Reorganization of Lannett Company, Inc. and its Debtor Affiliates, and (II) Occurrence of the Effective Date [Docket No. 260]. The information set forth in the explanatory note is incorporated by reference into this Item 1.03.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Plan and following the cancellation of LCI’s outstanding common stock described in this Current Report, on the Effective Date, reorganized LCI (“Reorganized LCI”) issued (i) new common equity interests (the “New Common Stock”) to holders of notes outstanding under the First Lien Indenture (as defined in the Confirmation Order) and to lenders of the loans issued pursuant to the Second Lien Term Loan Agreement (as defined in the Confirmation Order), and (ii) new warrants to purchase the New Common Stock (the “New Warrants”) to holders of notes outstanding under the Convertible Notes Indenture (as defined in the Confirmation Order) and to the lenders of the loans issued pursuant to the Second Lien Term Loan Agreement. The issuance of the New Common Stock and New Warrants was exempt from registration under the Securities Act of 1933, as amended pursuant to section 1145 of the Bankruptcy Code or another exemption from registration.

Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth under the Explanatory Note and Items 1.01, 1.02, 1.03, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

On the Effective Date, pursuant to the Plan, all equity interests in LCI outstanding immediately prior to the Effective Date, were cancelled, discharged, and are now of no force and effect. As described in Item 3.02, on the Effective Date, pursuant to the Plan, Reorganized LCI issued New Common Stock and New Warrants.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Plan, Patrick G. LePore, John C. Chapman, David Drabik and Melissa V. Rewolinski cease to be directors of LCI and Jeffrey Farber no longer serves as chair emeritus thereof. Timothy C. Crew, Jeffrey D. Goldberg and Jason Shandell were designated as members of the board of directors of Reorganized LCI (the “Board of Directors”).

Management Incentive Plan

After the Effective Date and pursuant to the Plan, the Reorganized Debtors will adopt and implement a new management incentive plan (the “Management Incentive Plan”) providing for the issuance from time to time, as approved by the Board of Directors, of equity awards with respect to the New Common Stock. The New Common Stock to be issued under the Management Incentive Plan will dilute all of the New Common Stock issued on the Effective Date.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, in connection with the Reorganized Debtors’ implementation of the Plan, the Reorganized Debtors adopted their New Organizational Documents (as defined in the Confirmation Order).

Item 8.01	Other Events.

Deregistration of Common Stock

In conjunction with its emergence from bankruptcy, LCI intends to file post-effective amendments to each of its Registration Statements on Form S-3 and Form S-8 and promptly file a Form 15 with the U.S. Securities and Exchange Commission (the “SEC”) to deregister its securities under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend LCI’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act. Upon the filing of the Form 15, the LCI’s obligation to file periodic and current reports with the SEC, including Forms 10-K, 10-Q and 8-K, will be immediately suspended.

Press Release

On June 16, 2023, LCI issued a press release announcing its emergence from the restructuring process and successful consummation of the Plan. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated June 16, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY, INC.

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel

Date: June 20, 2023